Exhibit 99.1

Corbus Pharmaceuticals Reports Fourth Quarter 2022 and Year-End Financial Results and Provides Corporate Update

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Company expands precision oncology pipeline with licensing of CRB-701, clinical-stage Nectin-4 antibody drug conjugate (ADC) from CSPC Pharmaceutical Group

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CRB-701 Phase 1 dose escalation ongoing in China in patients with advanced solid tumors

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CRB-601 anti-αvβ8 mAb program scheduled for IND submission in the second half of 2023
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CRB-601 continues to demonstrate compelling pre-clinical monotherapy and combination data with anti-PD-1
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Dr. Yong Ben, distinguished oncology researcher joins the Corbus Board of Directors

Norwood, MA, March 7, 2023 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a precision oncology company, today provided a corporate update and reported financial results for the fourth quarter and year-end of 2022.

“The fourth quarter and recent weeks have been a productive period for Corbus as we continue to evolve into a precision oncology company,” said Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “With the execution of our exclusive licensing agreement for CRB-701, a next generation Nectin-4 ADC, we are excited to have a compelling, differentiated asset in the clinic. Concurrently, we continue on-track to the clinic with CRB-601 supported by our latest pre-clinical data presented at SITC 2022”.

Key Corporate and Program Updates:

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CRB-701 next generation Nectin-4 ADC
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Acquired CRB-701 through licensing agreement with CSPC Pharmaceutical Group granting exclusive development and commercialization rights in the United States, Canada, the European Union (including the European Free Trade Area), the United Kingdom, and Australia.
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CRB-701 is designed to achieve an improved therapeutic index and patient convenience and could act on a broad range of Nectin-4 expressing tumors.
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Clinical development is underway and will focus on urothelial cancer and other Nectin-4-positive solid tumors potentially including lung, breast and prostate cancer.
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CRB-601 blocking the activation of TGFβ
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CRB-601 is a potent and selective anti-αvβ8 integrin monoclonal antibody designed to block the activation of latent TGFβ within the tumor microenvironment.

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CRB-601 significantly inhibits tumor growth as a single agent and enhances the efficacy of anti-PD-1 immunotherapy in checkpoint inhibitor (CPI) sensitive and CPI-resistant tumor models.
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Pre-clinical data presented at SITC 2022 indicate that anti-tumor activity of CRB-601 as a monotherapy correlates with protein expression of αvβ8. CRB-601 is scheduled for IND submission in the second half of 2023 in solid tumor cancer patients with the first patient treated by the end of 2023.
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Additions to the Board and Management Changes
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Dr. Yong Ben joined the Corbus Board of Directors on March 1, 2023. Dr Ben is a distinguished oncology researcher and pharma industry executive, with multiple drug approvals to his credit. This appointment augments our Board with his extensive oncology experience both in the United States and China.
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Craig Millian, the Company’s Chief Operating Officer, will be departing Corbus on April 14, 2023 to pursue other opportunities. “We are very grateful for Craig’s contributions over the past four years. We thank him for his efforts and leadership and wish him well in his future endeavors”, stated Yuval Cohen Ph.D., Chief Executive Officer of Corbus.

Financial Results for Fourth Quarter Ended December 31, 2022:

The Company reported a net loss of approximately $10.9 million, or a net loss per diluted share of $2.61, for the three months ended December 31, 2022, compared to a net loss of approximately $10.3 million, or a net loss per diluted share of $2.46, for the same period in 2021. For the year ended December 31, 2022, the Company reported a net loss of approximately $42.3 million, or a net loss per diluted share of $10.15, compared to a net loss of approximately $45.6 million, or a net loss per diluted share of $11.15 for the same period in 2021.

Operating expenses for Q4 2022 increased by $0.8 million to approximately $10.8 million for the three months ended December 31, 2022, compared to $10.0 million in the comparable period in the prior year. The increase was primarily attributable to pre-clinical costs to support IND filing for CRB-601 offset by decreased clinical trial and drug manufacturing costs, as well as an overall reduction in compensation expense. A reverse stock split of 1-for-30 was effected on February 14, 2023 and all per share amounts except the authorized shares have been retroactively adjusted to reflect the reverse split.

As of December 31, 2022, the Company has $59.2 million of cash and investments on hand which is expected to fund operations through the second quarter of 2024, based on the current planned expenditures.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. (the “Company” or “Corbus”) is a precision oncology company committed to helping people defeat serious illness by bringing innovative scientific approaches to well understood biological pathways. Corbus’ internal development pipeline includes CRB-701, a next generation antibody drug conjugate (ADC) that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload and CRB-601, an anti-integrin monoclonal antibody which blocks the activation of TGFβ expressed on cancer cells. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Sean Moran

Chief Financial Officer

smoran@corbuspharma.com

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com

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Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

	(Unaudited) For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue from awards	$—	$—	$—	$881,705
Operating expenses:
Research and development	6,242,758	5,763,601	16,136,826	36,445,285
General and administrative	4,554,062	4,234,760	18,698,619	20,425,444
Litigation Settlement	—		5,000,000	—
Total operating expenses	10,796,820	9,998,361	39,835,445	56,870,729
Operating loss	(10,796,820)	(9,998,361)	(39,835,445)	(55,989,024)
Other income (expense), net:	—
Other income (expense), net	275,549	109,664	(48,773)	11,899,992
Interest income (expense), net	(640,954)	(390,899)	(2,132,091)	(1,830,486)
Change in fair value of derivative liability	96,842	(6,853)	96,842	663,290
Foreign currency exchange gain (loss), net	186,330	25,716	(427,436)	(384,198)
Other income (expense), net	(82,233)	(262,372)	(2,511,458)	10,348,598
Net loss	$(10,879,053)	$(10,260,733)	$(42,346,903)	$(45,640,426)
Net loss per share, basic and diluted	$(2.61)	$(2.46)	$(10.15)	$(11.15)
Weighted average number of common shares outstanding, basic and diluted	4,171,297	4,169,631	4,170,675	4,094,935

Comprehensive loss:
Net loss	$(10,879,053)	$(10,260,733)	$(42,346,903)	$(45,640,426)
Other comprehensive income (loss):
Change in unrealized gain (loss) on marketable debt securities	80,782	(53,478)	(63,647)	(62,445)
Total other comprehensive income (loss)	80,782	(53,478)	(63,647)	(62,445)
Total comprehensive loss	$(10,798,271)	$(10,314,211)	$(42,410,550)	$(45,702,871)

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

	December 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$17,002,715	$25,006,632
Investments	42,194,296	72,640,520
Restricted cash	192,475	192,475
Prepaid expenses and other current assets	791,616	2,365,010
Total current assets	60,181,102	100,204,637
Restricted cash	477,425	477,425
Property and equipment, net	1,613,815	2,392,696
Operating lease right of use assets	3,884,252	4,609,110
Other assets	155,346	46,385
Total assets	$66,311,940	$107,730,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$353,323	$767,938
Accounts payable	2,173,963	1,782,277
Accrued expenses	5,999,252	10,093,312
Derivative liability	36,868	133,710
Operating lease liabilities, current	1,280,863	1,136,948
Current portion of long-term debt	2,795,669	3,093,344
Total current liabilities	12,639,938	17,007,529
Long-term debt, net of debt discount	15,984,426	15,636,275
Other long-term liabilities	22,205	22,205
Operating lease liabilities, noncurrent	4,675,354	5,956,217
Total liabilities	33,321,923	38,622,226
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding at December 31, 2022 and December 31, 2021. See Note 13	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 4,171,297 and 4,169,631 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	417	416
Additional paid-in capital	425,196,359	418,903,820
Accumulated deficit	(392,080,667)	(349,733,764)
Accumulated other comprehensive loss	(126,092)	(62,445)
Total stockholders’ equity	32,990,017	69,108,027
Total liabilities and stockholders’ equity	$66,311,940	$107,730,253